UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

TERRA NITROGEN COMPANY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	033-43007	73-1389684
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Parkway North, Suite 400
Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 28, 2010, Terra Nitrogen Company, L.P., a Delaware limited partnership (“TNCLP”), entered into an Amendment to the General and Administrative Services and Product Offtake Agreement (the “Amendment”), among CF Industries, Inc., a Delaware corporation (“CF Industries”), Terra Industries Inc., a Maryland corporation (“Terra”), Terra Nitrogen GP Inc., a Delaware corporation (“TNGP”) and TNCLP.  TNGP is the sole general partner of TNCLP and an indirect wholly-owned subsidiary of CF Industries.  Terra is a direct wholly-owned subsidiary of CF Industries.  CF Industries indirectly owns approximately 75.3% of the outstanding common units of TNCLP.

Effective as of July1, 2010, the Amendment amends the Amended and Restated General and Administrative Services Agreement among Terra, TNGP and TNCLP, dated as of October 23, 2007 (the “Terra Services Agreement”) to (i) provide for the assignment of all of Terra’s rights and obligations under the Terra Services Agreement to CF Industries and (ii) amend the provisions relating to the cost of the services to be provided to TNCLP by CF Industries to replace the prior allocation and cost sharing approach with a fixed quarterly fee of $3,500,000, subject to annual inflation adjustment, and reimbursement of all expenses incurred by CF Industries that are directly attributable to TNCLP.

At a future date, to be specified in writing by the parties as the effective date (the “Effective Date”), the Amendment will supersede and terminate the Terra Services Agreement.  From the Effective Date forward, CF Industries will continue to provide TNCLP with services (other than sales, which will be addressed by offtake component of the Amendment described below) substantially similar to the services provided under the Terra Services Agreement, as amended by the Amendment.  Also, pursuant to the Amendment, from the Effective Date forward, TNCLP will sell all of its output to CF Industries for a price determined based on the then current market price for TNCLP products as defined in the Amendment.  From the Effective Date, the agreement is effective for a one-year term and will renew automatically for successive one-year terms unless terminated by one of the parties.

The Amendment was reviewed and approved by the independent directors comprising the Audit Committee of TNGP.

The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”).

Item 1.02              Termination of a Material Definitive Agreement.

On September 23, 2010, Terra Nitrogen, Limited Partnership, a Delaware limited partnership (the “Borrower”), delivered to the Administrative Agent (as defined below) a notice of termination of the Revolving Credit Commitments (as defined in the Credit Agreement (as defined below)), effective September 28, 2010, under the Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, TNCLP, TNGP, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).  As previously disclosed, the Lenders and the Administrative Agent waived (the “Waiver”) the Change of Control (as defined in the Credit Agreement) event of default under the Credit Agreement (the “Specified Default”) until September 28, 2010 arising as a result of the consummation of the acquisition (the “CF Acquisition”) contemplated by the Agreement and Plan of Merger dated as of March 12, 2010, by and among CF Industries Holdings, Inc. (“CF”), Composite Merger Corporation, an indirect, wholly-owned subsidiary of CF, and Terra.  As a result of the CF Acquisition, Terra is an indirect, wholly-owned subsidiary of CF.  The Borrower, TNCLP and TNGP are indirect subsidiaries of Terra.  The Waiver further provided that immediately following September 28, 2010, the Specified Default would become an Event of Default under the Credit Agreement thereby permitting the Lenders to terminate all commitments thereunder.

The Credit Agreement provided the Borrower with a revolving credit facility in the aggregate principal amount of $50.0 million.  Under the Credit Agreement, the Borrower was entitled to borrow an amount generally based on eligible cash balances, 85 percent of eligible accounts receivable and 60 percent of eligible finished goods inventory, less outstanding letters of credit.  No amounts were outstanding under the Credit Agreement as of September 28, 2010.

Item 5.02                                               Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangement of Certain Officers.

On September 7, 2010, Anthony J. Nocchiero, a director and Senior Vice President and Chief Financial Officer of TNGP, advised TNGP of his intention to retire effective September 20, 2010.  On September 29, 2010, the vacancy on TNGP’s board of directors created by Mr. Nocchiero’s resignation was filled through the appointment of Richard A. Hoker to serve as a director of TNGP. Mr. Hoker has not engaged in any transactions with TNGP or any of its directors, officers or affiliates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Mr. Hoker, 46, has served as CF Vice President and Corporate Controller since November 2007.  Mr. Hoker has also served as Vice President and Corporate Controller of TNGP since April 2010.  Before joining CF, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007.  Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee.  Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm’s audit practice.  Mr. Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago.  He is also a certified public accountant.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

10.1                        Amendment to the General and Administrative Services and Product Offtake Agreement between CF Industries, Inc., a Delaware corporation, Terra Industries Inc., a Maryland corporation, Terra Nitrogen GP Inc., a Delaware corporation and Terra Nitrogen Company, L.P., a Delaware limited partnership, dated September 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2010	TERRA NITROGEN COMPANY, L.P.
By: Terra Nitrogen GP Inc.
Its: General Partner

	By:	/s/ Douglas C. Barnard
	Name:	Douglas C. Barnard
	Title:	Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1

Amendment to the General and Administrative Services and Product Offtake Agreement between CF Industries, Inc., a Delaware corporation, Terra Industries Inc., a Maryland corporation, Terra Nitrogen GP Inc., a Delaware corporation and Terra Nitrogen Company, L.P., a Delaware limited partnership, dated September 28, 2010.